United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: December 19, 2008
GeneLink, Inc.

(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
317 Wekiva Springs Road, #200, Longwood, FL 32779

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 558-4363
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities
Through December 19, 2008, GeneLink, Inc. (the “Company”) sold an aggregate of 5,885,000 shares of restricted Common Stock of the Company at a purchase price of $0.10 per share pursuant to a Confidential Private Offering Memorandum, and received an aggregate gross amount of $588,500. The Company is raising up to $1,000,000 in the Offering.
The Company also paid a total of $27,180 and issued warrants to acquire 339,750 shares of Common Stock of the Company at an exercise price of $0.10 per share to First Equity Capital Securities, Inc., its advisor for the Offering. Kenneth P. Levine, a holder of more than five percent of the Equity Securities of the Company is an officer and owner of First Equity Capital Securities.
The Company intends to use the proceeds of the Offering for, among other things: working capital, marketing and promotion purposes, infrastructure development, patent presentation costs and expenses, paying accounts payable, and paying professional and consulting fees and expenses, including expenses relating to the litigation brought against the Company by its former chief executive officer and president and his spouse.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)
By:	/s/ Monte E. Taylor, Jr.
Monte E. Taylor, Jr.
Chief Executive Officer

Dated: December 19, 2008